SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 21, 2002
Date of Report (Date of earliest event reported)

CIENA Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21969	23-2725311
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(410) 865-8500

Not applicable
(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 2.      Acquisition or Disposition of Assets.

     Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2002, among CIENA Corporation, a Delaware corporation (“CIENA”) and ONI Systems Corp., a Delaware corporation (“ONI Systems”), ONI Systems was merged with and into CIENA with CIENA as the surviving corporation (the “Merger”) effective as of June 21, 2002 (the “Effective Date”).

     Pursuant to the terms of the Merger Agreement, each outstanding share of ONI Systems common stock, $.0001 par value per share, was converted into the right to receive 0.7104 shares of common stock of CIENA, $.01 par value per share. Approximately 100.7 million shares of CIENA common stock were issued to the ONI Systems’ stockholders pursuant to the Merger.

     In connection with the Merger, CIENA entered into employment agreements with William R. Cumpston, the Executive Vice President and Chief Operating Officer of ONI Systems and Rohit Sharma, the Founder and Chief Technology Officer of ONI Systems.

     Prior to the Merger, ONI Systems was a publicly held company that developed, marketed and sold optical communications networking equipment that addressed the bandwidth and service limitations of metropolitan area and regional networks. CIENA Corporation’s market-leading optical networking systems form the core for the new era of networks and services worldwide. CIENA’s LightWorks™ architecture enables next-generation optical services and changes the fundamental economics of service-provider networks by simplifying the network and reducing the cost to operate it. Additional information about CIENA can be found at http//www.ciena.com.

     The press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.      Financial Statements and Exhibits.

                   (a)     Financial Statement of Business Acquired

The financial statements of ONI Systems as of December 31, 2001 and December 31, 2000 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2001 were previously reported by CIENA in a registration statement on Form S-4 filed on March 20, 2002, as amended (333-84614) and can be found in ONI Systems’ annual report on Form 10-K for the fiscal year ended December 31, 2001 filed on March 19, 2002.

                   (b)     Pro Forma Financial Statements

Pro forma financial information presenting the effect of the Merger as if it had been completed on November 1, 2001 for results of operations and on January 31, 2002 for balance sheet purposes are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

                   (c)     Exhibits

2.1	Agreement and Plan of Merger between CIENA Corporation and ONI Systems Corp., dated as of February 17, 2002 (incorporated by reference from Appendix A to CIENA’s Registration Statement on Form S-4, as amended (333-84614))

99.1	Press Release issued by CIENA Corporation on June 24, 2002.

99.2	Pro forma financial information.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

Date: June 28, 2002	By: /s/ Russell B. Stevenson, Jr. Russell B. Stevenson, Jr. Senior Vice President, General Counsel and Secretary

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